EXHIBIT 3.9

AMENDED AND RESTATED BY-LAWS

OF

WENDY’S OF DENVER, INC.
(A Colorado corporation)
(the “Company”)

ARTICLE I. STOCKHOLDERS

          Section 1.1. Annual Meetings. The annual meeting of stockholders of the Company, for the election of directors and for the transaction of any other business which may properly be transacted at the annual meeting, shall be held at such hour on such day and at such place within or without the State of Colorado as may be fixed by the Board of Directors.

          Section 1.2. Special Meetings. A special meeting of the stockholders of the Company entitled to vote on any business to be considered at such meeting may be called by the President or the Secretary when directed to do so by resolution of the Board of Directors or at the written request of directors representing a majority of the Whole Board, as such term is defined in Section 2.9 hereof, or at the written request of the holders of stock representing a majority of the shares of the capital stock of the Company entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting.

          Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

          Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given personally or by mail, not less than 7 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears in the stock ledger of the Company.

          When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 1.4. Quorum. Except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws, in respect of the vote of holders of stock that shall be required for a specified action, at any meeting of stockholders, the holders of stock representing a majority of the voting power of the Company entitled to vote in the election of directors, either present or represented by proxy, shall constitute a quorum for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum as to such class or series for the transaction of such item of business. The stockholders present at a meeting, although less than a quorum, may adjourn the meeting to another time or place and, except as provided in the last paragraph of Section 1.3 hereof, notice need not be given of the adjourned meeting.

          Section 1.5. Voting. Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote in the election of directors. Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, it shall, except as otherwise required by law, by the Certificate of Incorporation, by resolution of the Board of Directors designating the terms of the shares of a class or series adopted pursuant to authority granted in the Certificate of Incorporation, or by these By-Laws, be authorized by a majority of the votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote thereon whether or not a quorum is present when the vote is taken.

          Except as otherwise provided by law, by the Certificate of Incorporation, or by resolution of the Board of Directors designating the terms of the shares of a class or series adopted pursuant to authority granted in the Certificate of Incorporation, each holder of record of stock of the Company entitled to vote on any matter shall be entitled to one vote for each share of capital stock standing in the name of such holder on the stock ledger of the Company on the record date for the determination of the stockholders entitled to vote on such matter.

          Section 1.6. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney. A proxy that does not bear a date shall be deemed to be dated the date it was first delivered to one or more of the persons named to act under such proxy.

          Section 1.7. List of Stockholders. The officer who has charge of the stock ledger of the Company shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at a meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder entitled to vote at the meeting, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder entitled to vote at the meeting who is present.

          The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 1.7 or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

          Section 1.8. Presiding Officer and Secretary. At every meeting of stockholders, the President, or in his or her absence, the Secretary, or if none be present, the appointee of the meeting, shall preside. The Secretary or, in his or her absence, the appointee of the presiding officer of the meeting, shall act as Secretary of the meeting.

          Section 1.9. Written Consent of Stockholders Without A Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by the Colorado Business Corporation Act to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and to an officer of the Company.

ARTICLE II. DIRECTORS

          Section 2.1. Number of Directors. The Board of Directors shall consist of one or more members, as shall be determined from time to time by the affirmative vote at a meeting of the holders of stock representing a majority of the voting power of the Company or by resolution of the Board of Directors, adopted by a majority of the Whole Board; provided that the number of directors shall not be reduced so as to shorten the term of any director at the time in office; and provided, further, that the number of directors shall be three (3) until otherwise determined by the affirmative vote at a meeting of the holders of stock representing a majority of the voting power of the Company or by resolution of the Board of Directors, adopted by a majority of the Whole Board.

          Section 2.2. Election and Term of Directors. Directors shall be elected annually at the annual meeting of stockholders. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. If the annual election of directors is not held on the date designated therefor, the directors shall cause such election to be held as soon thereafter as convenient. The stockholders at any meeting, by vote of a majority of the outstanding stock entitled to vote at an election of directors, may remove from office any director, either with or without cause, and elect his or her successor. Directors need not be stockholders.

          Section 2.3. Vacancies and Newly-Created Directorships. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by election at a meeting of stockholders. Vacancies and such newly-created directorships may also be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

          Section 2.4. Resignation. Any director may resign from his or her office at any time. Such resignation shall be made in writing at any meeting of the Board or by written notice to the President or to the Secretary of the Company. Any such resignation shall take effect at the time it specifies or, if the time be not specified, upon receipt, and the acceptance of such resignation, unless required by its terms, shall not be necessary to make such resignation effective.

          Section 2.5. Meetings. Meetings of the Board, regular or special, may be held at any place within or without the State of Delaware. An annual meeting of the Board for the appointment of officers and the transaction of any other business shall be held immediately following the annual meeting of stockholders at the same place at which such meeting shall have been held, and no notice thereof need be given. If the meeting is not so held, the annual meeting of the Board shall take place as soon thereafter as is practicable, either at the next regular meeting of the Board or at a special meeting. The Board may fix times and places for regular meetings of the Board and no notice of such meetings need be given. A special meeting of the Board shall be held whenever called by the President or the Secretary or by any director at such time and place as shall be specified in the notice or waiver thereof. Notice of each special meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same, first class postage prepaid, not later than the second day before the meeting, or personally or by telegraphing, sending by telephone facsimile or telephoning the same not later than the day before the meeting.

          Section 2.6. Quorum and Voting. A majority of the Whole Board of Directors shall constitute a quorum for the transaction of business (except as otherwise provided by Section 2.3 hereof). If there be less than a quorum at any meeting of the Board, a majority of the directors present may adjourn the meeting from time to time, and no further notice thereof need be given other than announcement at the meeting which shall be so adjourned. Except as otherwise provided by law or by these By-Laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          Section 2.7. Written Consents and Meetings by Telephone. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board of Directors or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.7 shall constitute presence in person at such meeting.

          Section 2.8. Compensation. Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amount as the directors may determine. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity as an officer, agent or otherwise, and receiving compensation for such service.

          Section 2.9. The “Whole Board”. As used in these By-Laws, the term “the Whole Board” or “the Whole Board of Directors” means the total number of directors which the Company would have if there were no vacancies.

ARTICLE III. COMMITTEES OF THE BOARD

          Section 3.1. Appointment and Powers. The Board of Directors may from time to time, by resolution passed by a majority of the Whole Board, designate an executive committee or such other committee or committees as it may determine, each committee to consist of one or more directors of the Company. Any such committee, to the extent provided in the resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it, all subject to the exceptions set forth in the General Corporation Law of the State of Delaware, except that no such committee shall have the power and authority to: (i) remove any officer of the Company; (ii) declare a dividend on any class of the capital stock of the Company; (iii) issue any shares of the capital stock of the Company; or (iv) adopt any certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and of any alternate member designated by the Board, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Notice of the item and place of each meeting of any committee shall be given in accordance with at least one of the methods specified by Section 2.5 of the By-Laws. A meeting of any committee of the Board of Directors may be called only by the Chairman of the Board, the President or by a member of such committee. Unless otherwise provided by the Board of Directors, a majority of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Each such committee shall keep a record of its acts and proceedings and shall report thereon to the Board of Directors whenever requested so to do. Any or all members of any such committees may be removed, with or without cause, by resolution of the Board of Directors, adopted by a majority of the Whole Board.

ARTICLE IV. OFFICERS

          Section 4.1. Officers. The officers of the Company, who shall be elected by the Board of Directors, shall be a President; a Secretary; a Treasurer; and, if desired, a Chairman of the Board of Directors and one or more Vice Presidents. The Board of Directors from time to time may elect such other officers as the Board of Directors may from time to time deem necessary or appropriate. Any two or more of the foregoing offices may be held by the same person.

          Section 4.2. Term. The term of office of each officer shall be until the first meeting of the Board of Directors following the next annual meeting of shareholders, or until his or her respective successor has been elected and qualified, but any officer may be removed from office at any time with or without cause by the affirmative vote of a majority of the members of the Board of Directors then in office. The removal of an officer without cause shall be without prejudice to his contract rights, if any, but the election or appointment of an officer shall not of itself create contract rights.

          Section 4.3. President. The President shall have the ultimate authority for the general supervision, management and control of the business and affairs of the Company and shall perform all other duties and exercise all other powers as are incident to the office of President. He may sign, with the Secretary or any other proper officer of the Company thereunto authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Company, or shall be required by law to be otherwise signed or executed. He may vote the stock or other securities of any other domestic or foreign corporation which may at any time be owned by the Company, may execute any stockholders’ or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the Company. The President, or in his or her absence, the Secretary shall preside at all meetings of the stockholders and of the Board of Directors. The President shall have such other powers and shall perform such other duties as may be prescribed by the Board of Directors from time to time.

          Section 4.4. Vice President. The Vice President, if one or more are appointed, shall have such powers and shall perform such duties as are necessary to effectuate the normal and ordinary business and affairs of the Company, including, but not limited to, the authority to enter into contracts and other agreements in the name and on behalf of the Company. He, she or they shall also perform such other duties as from time to time may be assigned to him, her or them by the Board of Directors or by the President.

          Section 4.5. Chairman of the Board. The Chairman of the Board, if one is appointed, shall exercise such powers and perform such duties as shall be provided in the resolution of the Board of Directors proposing that a Chairman of the Board be selected.

          Section 4.6. Secretary. The Secretary shall act under the direction of the President. Subject to the direction of the President, he or she shall attend all meetings of the Board and of the stockholders and shall keep the minutes thereof in the proper book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Company are duly given and served; he or she may, with the President, sign certificates for shares of capital stock of the Company; he or she shall be custodian of the seal of the Company and may seal with the seal of the Company, or a facsimile thereof, all certificates for shares of capital stock of the Company and all documents, the execution of which on behalf of the Company under its corporate seal is authorized in accordance with the provisions of the By-Laws; he or she shall have charge of the stock ledger and also of the other books, records and papers of the Company relating to its organization and management as a Company, and shall see that the reports, statements and other documents required by law are properly kept and filed; and shall, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or by the President.

          Section 4.7. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Company. He or she shall receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with these By-Laws and, in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and such surety or sureties as the Board of Directors shall determine.

          Section 4.8. Assistant Secretary. The Assistant Secretary shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary. The Assistant Secretary shall also perform such other duties as from time to time may be assigned to him or her by the Board of Directors or by the President.

          Section 4.9. Other Officers. The Board of Directors may also elect such Assistant Secretaries, Assistant Treasurers and agents as they may deem proper. Such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the President or by the Board of Directors.

ARTICLE V. CAPITAL STOCK

          Section 5.1. Certificates. Certificates for stock of the Company shall be in such forms as shall be approved by the Board of Directors and shall be signed in the name of the Company by the President or an Executive Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Such certificates may be sealed with the seal of the Company or a facsimile thereof, and shall contain such information as is required by law to be stated thereon. Any of, or all of, the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 5.2. Transfer of Stock. Transfers of stock shall be made only upon the books of the Company by the holder, in person or by duly authorized attorney, and on the surrender of the certificate or certificates for such stock properly endorsed. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation and these By-Laws, as the Board may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Company. The Board may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both, which signature or signatures may be in facsimile form if the Board by resolution authorizes such procedure.

          Section 5.3. Lost, Stolen or Destroyed Certificates. The Company may issue a new stock certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The Board may require such owner to satisfy other reasonable requirements.

          Section 5.4. Stockholder Record Date. In order that the Company may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express consent or dissent to corporate action in writing without a meeting, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any record date so fixed.

          If no record date is fixed by the Board of Directors, (i) the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed, and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VI. SEAL

          Section 6.1. Seal. The Corporation shall have a corporate seal for its name in the English language. The form of such seal shall be approved by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VII. FISCAL YEAR

          Section 7.1. Fiscal Year. The fiscal year of the Company shall end on the Sunday closest to December 31 of each year.

ARTICLE VIII. WAIVER OF NOTICE

          Section 8.1. Waiver of Notice. Whenever notice is required to be given by statute, or under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting of stockholders, or attendance of a director at a meeting of the Board of Directors or any committee thereof, shall constitute a waiver of notice of such meeting, except when such stockholder or director, as the case may be, attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE IX. INDEMNIFICATION

          Section 9.1. Indemnification. The Company shall indemnify and hold harmless any person (the “Indemnitee”), and the heirs, executors and administrators of an Indemnitee, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not in the right of the Company and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that the Indemnitee is or was a director, advisory director, officer, employee, agent or fiduciary of the Company, or is or was serving at the written request of the Company as a director, advisory director, officer, employee, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by law, against all expenses (including, but not limited to, attorneys’ and other experts’ fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or his heirs, executors or administrators in connection with any such action, suit or proceeding, or in connection with any appeal therein; and no provision of these By-Laws is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law of the State of Delaware upon the Company to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect. Indemnification and advancement of expenses provided by this Article IX shall continue as to a person who has ceased to be a director, advisory director, officer, employee, agent or fiduciary of the Company.

          Section 9.2. Determinations. If and to the extent such indemnification shall require a determination whether or not the relevant person met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, such determination shall be made expeditiously at the cost of the Company after a request for the same from the person seeking indemnification. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. If indemnification is to be given or an advance of expenses is to be made upon a determination by independent legal counsel, such counsel may be the regular counsel to the Company. In rendering such opinion, such counsel shall be entitled to rely upon statements of fact furnished to them by persons reasonably believed by them to be credible, and such counsel shall have no liability or responsibility for the accuracy of the facts so relied upon, nor shall such counsel have any liability for the exercise of their own judgment as to matters of fact or law forming a part of the process of providing such opinion. The fees and disbursements of counsel engaged to render such opinion shall be paid by the Company whether or not such counsel ultimately are able to render the opinion that is the subject of their engagement.

          Section 9.3. Business Combinations. Unless the Board of Directors shall determine otherwise with reference to a particular merger or consolidation or other business combination, for purposes of this Article IX, references to “the Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation or other business combination which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the written request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article IX with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

          Section 9.4. Advances of Expenses. If an indemnified party shall request that his or her expenses actually and reasonably incurred in connection with any actual or threatened action, suit, proceeding or investigation or appeal therein be paid by the Company in advance of the final disposition thereof, upon receipt of an undertaking by, or on behalf of, such indemnified party to repay any and all such amounts so advanced if it should ultimately be determined that such party is not entitled to indemnification, such request shall not be unreasonably refused, and a response to such request shall not be unreasonably delayed, by the Company.

          Section 9.5. Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, advisory director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, advisory director, officer, employee, agent, trustee or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of Article IX, Section 9.1 of these By-Laws or under Section 145 of the General Corporation Law of the State of Delaware or any other provision or law.

ARTICLE X. CERTAIN TRANSACTIONS

          Section 10.1. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at, or participates in, the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

(1)

the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; or

(2)

the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3)

the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE XI. AMENDMENTS

          Section 11.1. Amendments. These By-Laws, or any of them, may be altered or amended or repealed, and new By-Laws may be adopted, at any annual meeting of the stockholders, or at any special meeting of the stockholders called for that purpose, by a vote of a majority of the voting power of the shares represented and entitled to vote thereat. The Board of Directors shall also have the power, by a majority vote of the Whole Board, to alter or amend or repeal the By-Laws or any of them, and to adopt new By-Laws; provided that (i) any such action of the Board of Directors may be amended or repealed by the stockholders at any annual meeting or any special meeting called for that purpose, (ii) the Board of Directors shall not have the power to alter or amend or repeal a specified By-Law if such By-Law is adopted by the stockholders and contains an express provision that such By-Law may be altered or amended or repealed only by action of the stockholders and (iii) Article IX hereof may be altered or amended by the Board of Directors to increase the indemnification of the persons referred to therein to the extent permitted by law, but such Article may be otherwise altered, amended or repealed only by action of the stockholders as provided above and, in that connection, any repeal, amendment or alteration which reduces or limits the indemnification of the persons referred to therein shall apply prospectively only and shall not be given retroactive effect. This Article XI may be altered or amended or repealed only by action of the stockholders.